UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2007 (February 9, 2007)

ADVANCED MEDICAL OPTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 E. St. Andrew Place
Santa Ana, CA		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On February 9, 2007, Advanced Medical Optics, Inc. (“AMO”) entered into a Lease Agreement with TriNet Milpitas Associates, LLC for the premises located at 510 Cottonwood Drive, Milpitas, California.  The premises consist of a two-story building of approximately 180,086 square feet, driveway, and parking facilities.  The modified triple net lease term is scheduled to commence on July 1, 2007 and continue for ten years with two options to extend for an additional five years each.  Permitted uses include general office, research and development, manufacturing, assembly, warehousing and other legal uses related thereto.  Monthly basic rent increases each year for a total of $16,001,443.20 over the initial ten-year term.  In addition, AMO will pay its proportional share of operating costs, taxes and insurance costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

Date: February 14, 2007	By:	/s/ AIMEE S. WEISNER
Aimee S. Weisner
Executive Vice President,
Administration, General Counsel
and Secretary